ASSIGNMENT AGREEMENT

     This Assignment Agreement is made and entered into as of January 13, 1995, and is by and between the following Parties:

               PSI:      Petroleum Systems, Inc.
                         a Utah corporation
                         c/o Steve Martin
                         12216 South Graystone Lane
                         Draper, Utah 84020

               Interline:     Interline Resources Corporation
                          a Utah corporation
                         160 West Canyon Crest Drive
                         Alpine, Utah 84004


                             RECITALS

     PSI represents that it is the owner of certain Inventions and Patent Rights (as defined below).

     PSI previously licensed certain aspects of said Inventions and Patent Rights to Interline.

     Interline now desires to receive an assignment of said Inventions and Patent Rights in lieu of the present Licensing Agreement, and PSI is agreeable to granting such an assignment subject to a license back to PSI for PSI's field (as defined below) on the terms and conditions set forth below.

     Now, therefore, the Parties agree as follows:

     1. Inventions. "Inventions" shall mean the inventions and technology identified or described in the patent and patent applications identified by patent number or application serial number below. Inventions do not include the prior art described in said patent or patent applications. Inventions also include the ideas, methods, inventions and technology previously disclosed by PSI and/or Craig R. Mellen to Interline (or Interline Hydrocarbon, Inc.).

     2. Patent Rights. "Patent Rights" shall mean United States Patent No. 5,286,380 entitled APPARATUS FOR CONTAMINATED OIL
RECLAMATION (Inventor: Craig R. Mellen) and the following pending patent applications:

     UNITED STATES OF AMERICA

Title               Serial No.
Process   and       Filing   Date
Apparatus           08/197,473
for Contaminated    2/15/94
Oil
Reclamation
(Inventor:
Craig R. Mellen)
                    08/197,472
Apparatus and       2/15/94
Related
Method for
Processing
Drain Oil
(Inventors:
Craig R. Mellen
Al Jordan, Jerre    08/197,474
Brooks,             2/15/94
Kevin Norton)

Process For
Reclaiming
Hydrocarbons Using  08/197,383
a                   2/15/94
Vaporized Carrier
(Inventor:
Craig R. Mellen)

Apparatus   and
Related
Method For
Contaminated
Oil Reclamation
(Inventor:
Craig R. Mellen)


AUSTRALIA

Australian Patent No. 60682/94 (pending)                        4/26/94
 (Inventors:  Craig R. Mellen, Al Jordan,
Jerre Brooks, Kevin Norton)


UNITED KINGDOM

U.K. Patent No. 9408609.7 (pending)                             4/29/94
(Inventor:  Craig R. Mellen, Al Jordan
Jerre Brooks, Kevin Norton)



     Patent Rights further include all divisions, continuations, continuations-in-part, reissues, and counterparts to any of said patent applications or to said patent, and any and all patents resulting or issuing from any of the foregoing, and all patent rights in and to any of the Inventions therein. Patent Rights include any and all foreign, PCT and EPO patent rights to the foregoing including all patents and patent applications corresponding to or resulting or issuing from any of the foregoing. PSI represents that it has made full disclosure to Interline of, and that the above-identified Patent Rights include, all patents, patent applications and other patent rights that are owned or controlled by PSI, Petroleum Technology Corporation ("PTC") and/or, to its knowledge, Craig R. Mellen, and that are relevant to the processing of used oil and/or other hydrocarbons. An exception to this representation and to the assignment to Interline is any patent, patent application, or patent right that is applicable only to PSI's Field as defined in Section 18. The following pending patent applications are excluded from this assignment and remain the property of PSI because PSI has represented and warranted to Interline that they are applicable only to PSI's Field:

     UNITED STATES OF AMERICA

     Title                         Serial No.          Filing
Date
     Process for Extracting        08/196,971
2/15/94
     Useable Hydrocarbons from
     Naturally Occurring Sands
     and Oil Shales (Inventor:
     Craig R. Mellen)


     Process for Remediating Soils 08/197,475
2/15/94
     Contaminated with Non-Naturally
     Occurring Hydrocarbons
     (Inventor: Craig R. Mellen)


     3. Assignment. In consideration of good and valuable consideration given to PSI by Interline, the receipt and sufficiency of which are hereby acknowledged by PSI, and subject to the performance of the covenants and payment of royalties hereinafter set forth, PSI hereby assigns, transfers and conveys to Interline:

          The entire right, title and interest in and to the Inventions and the Patent Rights, and other intellectual property, if any, in and to the Inventions.

          The right to file, prosecute, amend, maintain, assign, license and enforce the Patent Rights and any other U.S. or foreign patents and patent applications for any of said
Inventions in Interline's own name, wherever such right may be legally exercised, including the right to claim the benefits of any applicable international conventions or treaties, including rights of priority, for such applications.

     The geographic scope of this assignment is not limited, and includes all countries and jurisdictions.

     4. Issuance. PSI hereby authorizes and requests the United States Commissioner of Patents and Trademarks, and such patent officials and agencies in foreign countries as are duly authorized by their patent laws to issue patents, to issue any and all patents on said Inventions and Patent Rights to Interline as the owner of the entire interest and title therein, for the sole use and behoof of Interline, its successors, assigns and licensees.

     5. Cooperation. PSI hereby agrees, without further consideration and without expense to it, to sign all lawful papers and to perform all other lawful acts which Interline may reasonably request of PSI to make this assignment fully effective or to assist in the filing, prosecution, maintenance and enforcement of Patent Rights, including, by way of example but not of limitation, the following:

          Prompt execution of all original, divisional, substitute, reissue, and other United States and foreign patent applications on said Inventions, and all lawful documents requested by Interline to further the prosecution of any of such patent applications.

          Cooperation to the best of its ability in the execution of all lawful documents and the production of evidence for any proceeding or litigation involving said Inventions or Patent Rights.

          Prompt execution of assignments and notices of assignment of Patent Rights for recordation with the United
States Patent and Trademark Office and any other patent offices, agencies and authorities in any other countries.

          Seeking the cooperation and assistance of Petroleum
Technology Corporation ("PTC") and the employees, officers, directors, shareholders and representatives of PSI and PTC to do any of the foregoing for Interline.

          Seeking the cooperation and assistance of Craig R.
Mellen to the extent possible under the Mutual Release and Settlement Agreement, dated October 25, 1994, a copy of which has been provided to Interline.

     Interline shall pay all reasonable expenses incurred in connection with cooperation and assistance requested by Interline under this Section.

     6.   Costs and Litigation.

          (a) Patent Costs. The costs of filing, maintaining, and prosecuting Patent Rights after the date of this Assignment Agreement shall be paid solely by Interline subject to the following:

               (i) Interline has no further responsibility to reimburse or pay PSI or PTC for any patent costs incurred prior to the date of this Assignment Agreement or for any fees charged by their patent attorneys or agents.

               (ii) Interline has no responsibility to pay for any services of any patent attorneys or agents other than its own patent attorneys and agents.

               (iii)     Interline has no responsibility to pay
patent costs for Patent Rights abandoned by Interline or assigned back to PSI under Section 7

          (b) Litigation Costs. In the event of any litigation or arbitration to enforce Patent Rights against others or in the event of any litigation or arbitration challenging the Patent Rights or the validity of the Patent Rights, the following shall apply:

               (i)  Control.  Interline shall control the
litigation or arbitration, and shall keep PSI regularly advised of developments.

               (ii) Costs. Interline shall be responsible for and shall pay all costs and expenses, including attorneys'
fees of such litigation or arbitration.   If any litigation
or arbitration to enforce Patent Rights results in an award of damages or other monetary awards, and if after all costs, expenses and attorneys' fees have been paid, any amounts remain, then Interline and PSI shall share said remaining amounts as follows:

20% to PSI
            80% to Interline

               (iii) Limit. Interline is not obligated to initiate, continue or finance any litigation or arbitration which it does not believe to be in its best business interests. However, in that event, it shall first inform
PSI and give PSI the opportunity to step in and take over any such litigation or arbitration from that point forward, at PSI's sole cost and expense. In that event Interline shall forfeit any rights to share in any monetary recovery of any judgment or settlement obtained by PSI.

     7. Abandonment of Patent Rights. If Interline desires to abandon any Patent Rights, it shall first give notice to PSI of such intent and a reasonable opportunity to assume responsibility for the Patent Rights which Interline desires to abandon. If PSI assumes responsibility for such Patent Rights, then PSI shall be responsible for all future costs associated therewith and Interline shall assign such Patent Rights back to PSI. This shall not affect, and the assignment back to PSI shall not include, any other Patent Rights which Interline elects to retain or not abandon. PSI and its assigns shall not enforce any of such assigned
Patent Rights against Interline or its licensees. Interline shall not take any action with the assigned Patent Rights that would knowingly place PSI in breach of its obligations to its licensees PetroClean or Mellen, under the PetroClean Agreement and Mellen Settlement Agreement (copies of which have been given to Interline). Upon notice from PSI that said action does place PSI in breach of its obligations to its licensees PetroClean or Mellen under said agreements, Interline shall correct such action. PSI agrees that the use and licensing by Interline of Patent Rights outside of PSI's Field shall not create any such breach.

     8. Termination of Licensing Agreement. PSI and Interline Hydrocarbon, Inc. entered into a "Licensing Agreement" dated February 1, 1993 and an "Amendment to Licensing Agreement" dated November 22, 1993. Said Licensing Agreement and
Amendment and any and all other amendments, supplements and addendums, if any, thereto, are referred to herein as the "Licensing Agreement". The Licensing Agreement is hereby terminated and superseded in all respects by this Assignment Agreement. Interline represents and warrants that Interline Hydrocarbon, Inc. was a subsidiary of Interline and subsequently merged with and into Interline, and that Interline now stands as the party to the Licensing Agreement and has the authority, right and power to agree to this Section. Notwithstanding anything in this Section or this Assignment Agreement to the contrary, common stock issued to PSI under the Licensing Agreement shall continue to be governed by Section 4.00 of the Licensing Agreement.

     9. Products. "Products" shall mean any and all products which are covered by or produced using a method or apparatus covered by a valid and unexpired claim of any Patent Rights, including any Patent Rights to PSI Improvements which Interline elects to receive under Section 16 below.

     10.  Royalty.

          (a) In General - Licensees. Interline shall pay to PSI a royalty equal to twenty percent (20%) of the Licensee Royalty Payments received by Interline from the licensing of any Patent Rights and any other intellectual property assigned by PSI to Interline under this Agreement. Said royalty payable by Interline to PSI is referred to as the
"PSI Royalty."   "Licensee Royalty Payments" shall mean the
payments received by Interline from its licensees in consideration of the licensing of any Patent Rights or any other intellectual property assigned by PSI to Interline under this Agreement. Licensee Royalty Payments do not include any fee or payment that is not consideration for such licensing. For example, and without limitation, Licensee Royalty Payments do not include exclusivity fees, net profit shares or other sharing of profits, fees for consulting, engineering, construction, training or other services, or payments for the purchase of plants, units, equipment, hardware, instrumentation, controls or computer programs. Licensee Royalty Payments shall include royalties and initial or fixed license fees paid by licensees to Interline for license rights to the Patent Rights and any other intellectual property assigned to Interline under this Agreement, but this shall not be deemed to include any exclusivity fees. Furthermore, if a fee or payment by a licensee to Interline is made in consideration of a reduction or elimination of a royalty to Interline that would otherwise be considered Licensee Royalty Payments, then such fee or payment shall be considered Licensee
Royalty Payments to the extent that such fee or payment is consideration for such reduction or elimination of the royalty.

          (b) Minimum Amount of PSI Royalty. For any given license of Patent Rights granted by Interline to a licensee, the total PSI Royalty payable to PSI from such license must equal or exceed the "Minimum Amount." The "Minimum Amount" will be equal to one-half cent ($0.005) per gallon of "Products" produced and sold or used by the licensee during the first ten years of the license agreement, or for as long as Licensee Royalty Payments are payable by the licensee to Interline under the license agreement, whichever period is longer, subject to the following:

               1. If the license agreement includes a royalty and if the royalty expires or terminates sooner than 10 years from the date of the license agreement, then the production and sale or use of Products by the licensee for the entire ten year period shall nonetheless be included in the calculation of the Minimum Amount.

               2. If the license agreement includes an initial or fixed license fee, then the initial or fixed license fee counts towards satisfaction of the Minimum Amount.

               3. Residuum and waste products shall not be considered "Products" for the purpose of calculating the Minimum Amount.

               4. Interline is not responsible for unauthorized production or infringements by its licensees, and if such unauthorized production or infringements result in Products produced or sold by a licensee, the Minimum Amount shall not be based on any such unauthorized or infringing Products. Interline will take reasonable action, subject to the provisions of Section 6(b) above, to correct unauthorized production or infringement by its licensees. If Interline is successful in recovering any amounts from the licensee for such unauthorized or infringing production and sale of Products, PSI shall be entitled to 20% thereof under Section
6 above.

               5.   Example:  If a license agreement with a
licensee provides for an initial license fee of $200,000, a royalty of $0.01 (one cent) per gallon of the Products for eight years, and an exclusivity fee of $50,000, and if the licensee produces 8,000,000 gallons of Products per year for fifteen years, the following would apply:

               Year 1:

                    Licensee Royalty Payments = $200,000 plus
(8,000,000 gallons x $0.01) = $280,000

                    20% PSI Royalty = 20% of $280,000 = $56,000

                    Minimum Amount = 8,000,000 gallons x $0.005 =
$40,000

                    Actual PSI Royalty = $56,000

               Year 2:

                    Licensee Royalty Payments = 8,000,000 gallons x $0.01 = $80,000

                    20% PSI Royalty = 20% of $80,000 = $16,000

                    Minimum Amount = 8,000,000 gallons x $0.005 =
$40,000, but is reduced to $24,000 because in Year 1 the $56,000 paid exceeded the Year 1 Minimum Amount by $16,000

                    Actual PSI Royalty = $24,000

                    Explanation:  For Years 1 and 2 combined, the
20% PSI Royalty = $72,000 and the Minimum Amount = $80,000
(i.e., $56,000 is paid in Year 1 and $24,000 is paid in Year
2).

               Year 3:

                    Licensee Royalty Payments = 8,000,000 gallons x $0.01 = $80,000

                    20% PSI Royalty = 20% of $80,000 = $16,000

                    Minimum Amount = 8,000,000 gallons x $0.005 =
$40,000

                    Actual PSI Royalty = $40,000

                    Explanation: For Years 1,2 and 3 combined, the 20% PSI Royalty = $88,000 and the Minimum Amount = $120,000. Therefore the total Actual PSI Royalty over Years
1, 2 and 3 should be $120,000 (i.e., $56,000 is paid in Year
1, $24,000 is paid in Year 2, and $40,000 is paid in Year
3).

               Years 4 to 8:

                    Each year is similar to Year 3 in that the 20% PSI Royalty = $16,000, the Minimum Amount = $40,000, and the Actual PSI Royalty = $40,000.

               Years 9 and 10:

                    Licensee Royalty Payments = $0

                    20% PSI Royalty = $0

                    Minimum Amount = 8,000,000 x $0.005 = $40,000

                    Actual PSI Royalty = $40,000

               Years 11 to 15:

                    Licensee Royalty Payments = $0

                    20% PSI Royalty = $0

                    Minimum Amount = $0

                    Actual PSI Royalty = $0

               6.   Example:

                    If in another license agreement, in Year 1 the 20% PSI Royalty = $10,000 and the Minimum Amount = $30,000, and in Year 2 the 20% PSI Royalty = $80,000 and the Minimum Amount = $30,000, and in Years 3 to 15 the 20% PSI Royalty = $100,000 and the Minimum Amount = $30,000, then the Year 1 Actual PSI Royalty = $30,000 and the Year 2
Actual PSI Royalty = $60,000 and the Years 3 to 15 Actual
PSI Royalty = $100,000. Explanation: Because the Minimum Amount in Year 1 exceeded the 20% Royalty by $20,000, Interline is entitled to credit the $20,000 against the PSI Royalty due in Year 2. Thereafter, because the minimums are exceeded in each year, the 20% PSI Royalty is also the Actual PSI Royalty. Because royalties are paid for a period exceeding 10 years, the actual 15 year period governs.

          (c) Q Lube and Western. Interline is a party to a "License and Technology Disclosure Agreement" with Q Lube, Inc. dated September 13, 1994 (the "Q Lube Agreement"), and an "Agreement" with Western India Group dated December 14, 1993 (the "Western Agreement"). Section 10(a) and (b) shall not apply to the Q Lube Agreement or Western Agreement or to licenses or royalties under such agreements. For these licenses only, including any amendments or modifications thereto, and notwithstanding any changes in ownership, merger, acquisition, or the like as to or between Interline, Western India Group, or Q Lube, the following apply:

               (i)  PSI Royalty. The PSI Royalty payable by
Interline to PSI shall be a royalty of two cents per gallon of Products produced and sold or used by the licensee or its sublicensee. However, for any Products having a market value less than Base Oil, the PSI Royalty shall instead be one cent per gallon of such Products. "Base Oil" is one example of the Products that can be recovered from the processing of Used Oil using the Inventions. "Used Oil" is any oil refined from crude oil or a synthetic oil, that has been used and as a result of that use is contaminated by physical or chemical impurities. The PSI Royalty is not limited to the processing of Used Oil but includes Products produced from the processing of crude or other hydrocarbons.

                 (ii) Q Lube. Whenever a royalty payment received by Interline from Q Lube (or its successor or sublicensee) for a Product is less than three and one-half cents (3.5) per gallon of Product, then the PSI Royalty payable to PSI shall be adjusted as follows:

                    a.   If the 2 cent royalty (as described in
Section 10 (c)(i) above) is applicable to the Product, then the 2 cent royalty payable to PSI shall be reduced to an amount equal to 57% of the royalty payment received by Interline for the Product.

                    b.   If the 1 cent royalty (as described in
Section 10 (c)(i) above) is applicable to the Product, then the 1 cent royalty payable to PSI shall be reduced to an amount equal to 28.5% of the royalty payment received by Interline for the Product.

                         For example, if the royalty received by
Interline for a Product is 3 cent per gallon and if the 2 cent royalty would otherwise be applicable to that Product, then the royalty payable by Interline to PSI shall be reduced to 57% of 3 cent (i.e. to a 1.71 cent per gallon royalty).

          (d) Interline. For Products, if any, produced by Interline or its Affiliate, as defined below, Interline shall pay a PSI Royalty to PSI in the amount of the greater of 1) the amount due under Section 10(a) if Interline receives Licensee Royalty Payments from its Affiliate, or 2) the following:

               For Base Oil, the PSI Royalty shall be $0.007
(seven-tenths of one cent) per gallon of Products produced and sold or used.

          For other Products the PSI Royalty shall be $0.007
     (seven-tenths of one cent) per gallon of Products produced or 2% of the actual sales price of the Products, whichever is less.

          In any event,  Section 10(b) applies,  i.e., the total
PSI Royalty must at least equal the Minimum Amount of $0.005 per gallon of Products produced and sold or used.

          "Affiliate" of Interline shall mean any entity(ies) owned or controlled by Interline, in whole or in part. However, notwithstanding anything in this Agreement to the contrary, in the event that Interline ever acquires an ownership interest in Western India Group or Q Lube, then the provisions of Section 10(c) shall continue to govern royalty payments due to PSI on products produced and sold or used by Western India Group or Q Lube, or their successors or assigns, and not this Section 10(d).

          (e) Research. There shall be no royalty payable by Interline for any Products produced for research or development purposes.

          (f) Resolution of Disputed Amount. In the event that there is any dispute between the Parties concerning any amount that is payable under this Agreement, the Parties shall first seek to resolve the dispute through discussions and negotiations with each other. If they are unable to resolve the dispute, either Party may at any time submit the dispute to arbitration. The arbitration shall be conducted in Salt lake City, Utah in accordance with the commercial arbitration rules of the American Arbitration Association.
The arbitrator shall decide the amount that is payable and such decision by the arbitrator shall be binding and conclusive. Each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held for the entry of judgment with respect to the decision of the arbitrator hereunder. Judgment upon the award may be entered in any court within the jurisdiction of where the arbitration takes place and/or any other court having jurisdiction. Interline shall not be deemed to be in breach of this Agreement unless Interline fails to pay the amount determined by the arbitration within 15 days after final resolution of the dispute. This section
(f) shall not excuse any delay of payment of undisputed amounts.

     11. Minimum Royalty. The minimum annual royalty (i.e., the minimum total of the PSI Royalty payments for a year) paid by Interline to PSI shall be as follows:

      Calendar Year              Minimum Royalty

           1994                      $25,000

     1995 and each year              $50,000
     thereafter
     for the term of this
     Agreement

     All actual PSI Royalties paid for a given year shall be applied towards satisfaction of the minimum annual royalty. A failure to pay the minimum annual royalty shall not be a breach of this Agreement, but Section 12 below shall apply. However, Interline's failure to pay actual PSI Royalties, though less than the minimum annual royalty, shall be a breach of this Agreement, subject to Section 32 below.

     12. Payments. Not later than the last day of each January, April, July, and October, Interline shall furnish to PSI a written statement in such detail as PSI may reasonably require of all royalties due pursuant to this Agreement for
the quarterly periods ended the last day of the preceding December, March, June, and September, respectively, and shall pay to PSI all royalties due to PSI.  In the event
that the amounts due at the end of any calendar year do not
equal the minimum royalties specified above for said
calendar year, Interline may choose to pay the deficiency
(i.e., the difference between the minimum annual royalty and
the actual royalty for the year).   If Interline does not
pay the minimum annual royalty or deficiency within fifteen
(15) days of written notice from PSI that the minimum annual royalty or deficiency is due and has not been paid, then:
(a)  Interline shall promptly assign all unexpired Patent
Rights back to PSI, and (b) this Agreement shall terminate and the Licensing Agreement shall be reinstated, and (c) Interline shall thereafter be a nonexclusive licensee under the terms and conditions of the Licensing Agreement and shall have the right to grant sublicenses thereunder, and
(d) licenses granted by Interline prior to such termination shall remain in effect and the Parties shall respect the rights of such licensees and PSI shall continue to receive its share of the royalties under said licenses (i.e. the PSI Royalty).

     Notwithstanding the foregoing, the minimum annual royalty for 1994, in the amount of $25,000, shall be paid upon the execution of this Agreement.

     13. Default. In the event of a material uncured breach by Interline of this Agreement, or in the event that Interline is adjudged bankrupt in a Chapter 7 liquidation or placed in the hands of a receiver or trustee in a Chapter 7 bankruptcy, then, subject to the provisions of Section 32 below, and in addition to any other remedies available to PSI, PSI may terminate this Agreement and in the event of such termination:

     (a) Interline's interest in the Patent Rights, the Inventions and all other intellectual property rights and other rights assigned to Interline hereunder shall revert to and revest in PSI, and Interline shall promptly assign all unexpired Patent Rights back to PSI; and

     (b) Licenses of Patent Rights granted by Interline prior to such assignment shall remain in effect and the parties shall respect the rights of such licensees, and PSI shall receive all Licensee Royalty Payments under said licenses, including Interline's share of said Licensee Royalty Payments.

     14. Taxes. If any royalties are subject to tax by any country or other government authority, it is understood that the royalties payable to PSI shall be used to pay such taxes as provided below. If royalties payable by licensees to Interline are subject to any such taxes, then Interline and PSI shall be responsible for such taxes in proportion to their shares of the royalty. For example, if under the Q
Lube Agreement a royalty paid by Q Lube to Interline is 3.5 cent per gallon of Base Oil and PSI is entitled to 2.0 cent per gallon thereof, and if a tax of 10% is applicable to the royalty, then the Parties shall share the royalty and responsibility for the tax as follows:

    PSI's share  2.0 cent per gallon minus 0.2 cent per gallon for tax
                 (i.e., PSI's tax responsibility = 10% of its share of the royalty)

    Interline's  1.5 cent per gallon minus 0.15 cent per gallon
    share        for tax
                 (i.e., Interline's tax responsibility =
                 10% of its share of the royalty)



     15. Interest. Payments provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the prime rate published by the Wall Street Journal at the time such payment is due, and for the time period until such payment is received by PSI. This Section 15 is not in lieu of any other remedies that may be available to PSI to enforce or collect overdue payments.

     16. Improvements. "Improvements" shall mean improvements to the Inventions. "Improvements" shall not include alternative technologies or improvements to other inventions. "PSI Improvements" shall mean Improvements created by PSI or its employees within the scope of employment. "Interline Improvements" shall mean
Improvements created by Interline or its employees within the scope of employment. Neither Party is obligated to create Improvements, but to the extent that Improvements are created by either Party or its employees, the following shall apply:

     (a) Interline's rights to PSI Improvements. From time to time as Interline reasonably requests and at its expense and at mutually convenient times, PSI's personnel will meet with Interline's personnel to facilitate disclosure of PSI Improvements to Interline. Any PSI Improvements which Interline elects to receive shall become Inventions under this Agreement and all patents, patent applications and patent rights thereto shall become part of the Patent Rights under this Agreement. To the extent that any disclosed PSI Improvements include trade secrets or other confidential information, Interline shall keep such information confidential, except when a reasonable justification for disclosure exists (e.g., to a licensee). If disclosure is made, Interline must obtain the written agreement of the disclosee to reasonable obligations of confidentiality. No obligation of confidentiality shall apply to PSI
Improvements which are or become publicly known through no fault of Interline. PSI has no obligation to disclose, and Interline has no rights to, any PSI Improvements that, in PSI's reasonable judgment, are applicable only to PSI's
Field.

     (b) PSI's Rights to Interline Improvements. From time to time as PSI reasonably requests and at its expense and at mutually convenient times, Interline's personnel will meet with PSI's personnel to facilitate disclosure of Interline Improvements to PSI. Any Interline Improvements which PSI elects to receive shall be licensed to PSI on a nonexclusive basis, for a fee of $100 per year, covering any and all such Improvements, for use in PSI's Field only. Such license shall include the right to grant sublicenses. All such sublicenses are also limited to PSI's Field. To the extent that any disclosed Interline Improvements include trade secrets or other confidential information, PSI shall keep such information confidential, except when a reasonable justification for disclosure exists (e.g., to a licensee).
If disclosure is made, PSI must obtain the written agreement of the disclosee to reasonable obligations of confidentiality. No obligation of confidentiality shall apply to Interline Improvements which are or become publicly known through no fault of PSI. In addition to the foregoing obligation of confidentiality, PSI shall not do anything involving Interline Improvements that causes a breach by Interline of any obligation under the Q Lube Agreement. Interline has no obligation to disclose, and PSI has no rights to, any Interline Improvements that, in Interline's reasonable judgment, are not useful to PSI or its licensees in PSI's Field.

     17. Licenses. Within 30 days of execution by all parties thereto, Interline shall provide PSI with a copy of each license agreement in which any Patent Rights are licensed by Interline. PSI shall keep such license agreements and their content confidential. PSI may share such license agreements and/or their contents with PTC, provided that PTC first provides Interline with written assurance that PTC shall keep such license agreements and their contents confidential.

     18. License to PSI. Interline hereby grants to PSI an irrevocable license under all Patent Rights assigned to Interline for PSI's Field only. Commencing one year after the date of this agreement, and annually thereafter, PSI shall pay Interline $100 per year for said License. This license shall not apply to anything outside of PSI's Field, but shall be exclusive for PSI's Field. "PSI's Field" shall mean the practice of the Patent Rights as applied to hydrocarbon products (a) which are extracted from tar sands or oil shales, (b) which are from crude oil from which wax is extracted as a primary marketable product, and (c) which are from soil or other similar media artificially contaminated with hydrocarbons.

     19. Warranty. Each Party represents and warrants to the other Party that it has the right and power to enter into this Agreement. Nothing in this Agreement shall be deemed to be a representation or warranty by PSI of the validity of any of the Patents, Patent Rights, or PSI Improvements, or by Interline of any Interline Improvements. PSI represents and warrants that it has not assigned, licensed or encumbered the Patent Rights to any other person or entity except for the following licenses:

          A license agreement entitled "License Agreement" (the "PetroClean Agreement") has been entered into by PSI and PetroClean, Inc. for the practice of certain Patent Rights in the field of soil remediation only. A copy of the PetroClean Agreement, which currently has no amendments or addendums, has been given by PSI to Interline. There is no assignment of the PetroClean Agreement to Interline. PSI shall remain obligated under the PetroClean Agreement and the license thereunder shall continue in effect. PSI's rights under the PetroClean Agreement will be assigned to Craig Mellen under the Mutual Release and Settlement
Agreement, dated October 25, 1994 (the "Mellen Settlement Agreement"), a copy of which has been provided to Interline.

          A license agreement for the practice of certain Patent
Rights in the field of dewaxing only (and not outside of PSI's Field) will be given by PSI to Craig Mellen under the Mutual Release and Settlement Agreement, dated October 25,
1994, a copy of which has been provided to Interline.

          PSI shall have no liability to Interline or any other person for or on account of any injury, loss, or damage, of any kind or nature, arising from or caused by: (a) the
practice or use by Interline or its licensee of any
Invention, or (b) the manufacture or sale by Interline or
its licensee of any product or apparatus manufactured by Interline or its licensee through the practice or use of any Invention, or (c) the use of any such product or apparatus by Interline or its licensee or a customer of Interline or
its licensee, or (d) any advertising or promotion by
Interline or its licensee of any such product or apparatus. Interline shall indemnify PSI and its officers, directors, employees, and representatives against, and hold them harmless from, any such liability.

          Interline shall have no liability to PSI or any other person for or on account of any injury, loss, or damage, of any kind or nature, arising from or caused by: (a) the
practice or use by PSI or its licensee of any Interline Improvement, or (b) the manufacture or sale by PSI or its licensee of any product or apparatus manufactured by PSI or its licensee through the practice or use of any Interline Improvement, or (c) the use of any such product or apparatus by PSI or its licensee or a customer of PSI or its licensee, or (d) any advertising or promotion by PSI or its licensee
of any such product or apparatus. PSI shall indemnify Interline and its officers, directors, employees, and representatives against, and hold them harmless from, any such liability.

     20. Term of agreement. This Agreement shall expire upon the expiration of the last to expire of the Patent Rights, unless sooner terminated as provided below. Interline may terminate this Agreement by giving at least sixty (60) days written notice to PSI and assigning back to PSI all unexpired Patent Rights assigned under this Agreement and making all payments accruing under this Agreement prior to such termination and assigning any future licensee royalty payments under the Patent Rights directly to PSI.

     21. Antishelving. If Interline and its licensees discontinue production and sale of Products without intent to resume, Interline shall so notify PSI within one month of such discontinuance, whereupon PSI shall have the right to require Interline to assign all unexpired Patent Rights back to PSI upon one month's written notice to Interline.
If Interline and its licensees discontinue production and sale of Products for a period of one year, PSI shall have the right to require Interline to assign all unexpired Patent Rights back to PSI upon one month's written notice to Interline, unless Interline can show that Interline or its licensee in good faith intends or is actually working to resume production and sales, and has a reasonable basis to justify its delay. In such case Interline shall promptly advise PSI in writing of the circumstances involved and Interline shall thereupon have an additional year for Interline or its licensee to resume production and sales so long as the minimum royalty is paid. If production and sales have not resumed by the end of that additional year, and notwithstanding the payment of minimum royalties, this Agreement shall then terminate in the same manner as provided in Section 12 above. It is the intent of the Parties that PSI not be deprived of the opportunity, for an unreasonable length of time, to non-exclusively license the Patent Rights if Interline and its licensees have discontinued production and sales of Products for the time
periods provided above.   If any Patent Rights are assigned
back to PSI under this Section 21 or if for any other reason PSI acquires such Patent Rights, such Patent Rights shall be subject to the licenses granted by Interline to its licensees.

     22. Records. Interline shall keep accurate records of all of its operations affecting payments hereunder, and shall permit PSI or its duly appointed agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement upon three (3) days written notice.

     23. Severability. The Parties agree that if any part, term, or provision of this Agreement shall be found illegal, unenforceable or in conflict with any valid controlling law, then such part, term or provision shall be construed, narrowed and amended as necessary to make it legal and enforceable and to eliminate the conflict. The validity of the remaining provisions shall not be affected thereby.

     24. Decision by Court. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction, PSI, by written notice to Interline, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

     25. Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

     26. Alteration. A provision of this Agreement may be altered only by a writing signed by both Parties.

     27. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Utah of the United States of America. Any litigation or arbitration between the Parties relating to this Agreement or its subject matter shall be conducted in Salt Lake County, Utah.

     28. Counterparts. This Agreement may be executed in any number of counterparts, all of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

     29. Construction. This Agreement represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either
Party. Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

     30. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     31. Integration. This Agreement: (i) represents the entire agreement between the Parties relating to the subject matter of this Agreement, and (ii) supersedes all prior agreements, understandings, representations and warranties relating to the subject matter of this Agreement.

     32. Breach. If either Party breaches this Agreement, the breaching Party shall be entitled to 30 days from the date that the breaching Party receives written notice of such breach from the nonbreaching Party within which to cure such breach (the "Cure Period"). With respect to a breach other than a breach of obligation to pay royalties, the breaching Party reasonably needs more than 30 days, the Cure Period shall be extended as reasonably necessary, provided that the breaching Party begins its efforts to cure the breach within said 30 day period and is diligent in pursuing the cure to completion. If the breaching Party reasonably believes that the breach is not curable, then the breach shall be deemed cured if the breaching Party takes reasonable action to prevent a repeat of the breach and pays to the nonbreaching Party the actual damages suffered by the nonbreaching Party as a result of the breach. If the Parties are unable to agree on the amount of such actual damages, the matter shall be resolved by arbitration in the manner described in
Section 10 (f). If the breaching Party (i.e., the Party alleged to have breached) disputes the existence of the breach, then the Cure Period shall not begin to run until after the dispute concerning the existence of the breach has been finally resolved by arbitration or litigation. The breaching Party will then have an opportunity to cure the breach if the final resolution confirms the existence of the breach. Neither Party is obligated to arbitrate a dispute over the existence of a breach. However, a dispute over a disputed amount under Section 10 (f), including a dispute over the amount of actual damages above, must be arbitrated. Neither Party shall be deemed in breach of this Agreement, and PSI shall have no rights under Section 13, if the breach is cured or deemed to have been cured as provided above.

     33. Attachments. Attached to this Agreement are the following:

          (a)  Consent of PTC.

          (b)  Exhibit A - Mellen Assignment

          (c)  Exhibit B - PTC Assignment of Patent Rights to
PSI.

     34. Security Interest. To secure all royalties and the performance of all other obligations of Interline (and its successors and assigns) to PSI under this Agreement (including any addendums or amendments), Interline hereby grants to PSI a security interest in all Patent Rights assigned by PSI to Interline hereunder, proceeds thereof, and general intangibles arising from or related to the Patent Rights. Such security interest shall be subject to the rights granted by Interline to its licensees.
Interline shall fully cooperate with the reasonable requests of PSI to perfect this security interest and shall fully cooperate with PSI in connection with any UCC filings and Patent Office recordations reasonably related to this security interest. Should Interline fail promptly to execute a financing statement upon written request by PSI, then a copy of this agreement may be filed as a financing statement. The address of the parties are set forth on the first page of this Agreement. The rights of PSI as a secured party are cumulative of all other rights under this Agreement, including the right to receive back the Patent Rights upon default by Interline as set forth in this Agreement. This Section 34 and this security interest are subject to Interline's rights under Section 32.

     35.  Consents.

          (a) Shareholders. Although PSI and Interline believe that shareholder consent is not necessary, PSI shall use its best reasonable efforts to obtain and deliver to Interline the written consent of PSI's shareholders to this Assignment Agreement as soon as possible and to the extent possible.

          (b) PTC. Although PSI and Interline believe that PTC's consent is not necessary, PSI shall use its best reasonable efforts to obtain and deliver to Interline the written consent of PTC to this Assignment Agreement in the form attached hereto.

     36. Execution. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing. PSI represents that this Agreement has been duly authorized by a resolution of its board of directors and that a true and correct copy of such resolution has been provided to Interline. Interline represents that this Agreement shall be duly authorized by a resolution of its board of directors and that a true and correct copy of such resolution shall be provided to PSI.

     37. Notices. Notices required or permitted to be made hereunder shall be in writing, and shall be mailed or delivered to the parties at the addresses set forth on the first page of this agreement. Addresses for notice may be changed by written notice as set forth herein.


     IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers, effective on the date first set forth herein.


INTERLINE:                      PSI:

INTERLINE RESOURCES             PETROLEUM SYSTEMS, INC.
CORPORATION




LaMar Gagon

Vice-President


                                Harry L. Peacock
                                President

 STATE OF UTAH      )
                    :  ss.
COUNTY OF SALT LAKE )


     On January 13, 1995, before me personally appeared Harry L. Peacock, known to me to be the described person and who signed the foregoing Assignment Agreement in my presence and acknowledged under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed on behalf of Petroleum Systems, Inc. as its President and having been duly authorized to do so by its board of directors and for the purposes set forth therein.



                              NOTARY PUBLIC
                              Residing at:  Salt Lake
County, Utah
                              My Commission Expires:  August
20, 1995

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     On January 13, 1995, before me personally appeared R. LaMar Gagon, known to me to be the described person and who signed the foregoing Assignment Agreement in my presence and acknowledged under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed on behalf of Interline Resources Corporation as its Vice-President and having been duly authorized to do so by its board of directors and for, the purposes set forth therein.



                              NOTARY PUBLIC
                              Residing at:
                              My Commission Expires:










CONSENT OF PTC


     Petroleum Technology Corporation ("PTC") consents to the foregoing Assignment Agreement and represents to Interline Resources Corporation ("Interline") that PTC knows of no reason why the "Inventions" and "Patent Rights" described in the Assignment Agreement cannot be assigned to Interline as provided and warranted therein.

     If and to the extent not already done, PTC shall promptly record with the Patent and Trademark Office and such other patent offices, agencies and authorities as are applicable, such assignments to PSI as are necessary to effectuate the assignment of Patent Rights under the Assignment Agreement.

     PTC hereby agrees to keep confidential any and all license agreements and their content disclosed to PTC under
Section 17 of the Assignment Agreement.

     Although PTC, PSI and Interline believe that shareholder consent is not necessary, PTC shall use its best reasonable efforts to obtain and deliver to Interline the written consent of PTC's shareholders to the Assignment Agreement as soon as possible and to the extent possible.



PTC Technology Corporation:             By:

                                   Its: